EXHIBIT 23.01

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             CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


     As independent public accountants, we hereby consent to the incorporation of our reports dated January 26, 1996 (1995 Annual Report on Form 10-K and Supplemental Schedules), included in this Form 10-K, into Rio Hotel & Casino, Inc.'s previously filed registration statements on Form S-8 (File No. 33-38752), Form S-8 (File No. 33-68130), Form S-8 (File No. 33-56860), Form S-3 (File
No.  33-70192),  Form S-3 (File No. 33-51092), Form  S-3  (File  No.
33-36598) and Form S-3 (File No. 333-869).


                                 ARTHUR ANDERSEN LLP

Las Vegas, Nevada
March 15, 1996

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